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                                                                     EXHIBIT 4.3


                                                                  EXECUTION COPY

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                         REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 13, 1996

                                  by and among


                         EXIDE ELECTRONICS GROUP, INC.,

                         EXIDE ELECTRONICS CORPORATION,

                     EXIDE ELECTRONICS INTERNATIONAL CORP.,

                   INTERNATIONAL POWER MACHINES CORPORATION,

                             LECTRO PRODUCTS, INC.,

                          DELTEC POWER SYSTEMS, INC.,

                          DATATRAX ACQUISITION CORP.,

                     EXIDE ELECTRONICS USA HOLDINGS CORP.,

                           DELTEC ELECTRONICS CORP.,

                          LORTEC POWER SYSTEMS, INC.,

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                        J.P. MORGAN SECURITIES INC. and

                       NATIONSBANC CAPITAL MARKETS, INC.





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                 This Registration Rights Agreement (this "Agreement") is made and entered into as of March 13, 1996, by and among Exide Electronics Group, Inc., a Delaware corporation (the "Company"), Exide Electronics Corporation, a Delaware corporation, Exide Electronics International Corp., a Delaware corporation, International Power Machines Corporation, a Delaware corporation, Lectro Products, Inc., a Delaware corporation, Deltec Power Systems, Inc., a Wisconsin corporation ("Deltec"), DataTrax Acquisition Corporation, a Delaware corporation, Exide Electronics USA Holdings Corp., a Delaware corporation, Deltec Electronics Corp., a California corporation and LorTec Power Systems, Inc., an Ohio corporation, as guarantors (each, a "Guarantor" and collectively, the "Guarantors") and Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. and NationsBanc Capital Markets, Inc. (each an "Initial Purchaser" and together, the "Initial Purchasers"), who have agreed to purchase in the aggregate 125,000 Units (the "Units") consisting of $125,000,000 principal amount of the Company's 11 1/2% Series A Senior Subordinated Notes due 2006 (the "Series A Notes") and warrants (the "Warrants") to purchase up to an aggregate of 643,750 shares of Common Stock of the Company pursuant to the Purchase Agreement (as defined below).

                 This Agreement is made pursuant to the Purchase Agreement, dated March 7, 1996 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 10 of the Purchase Agreement.

                 The parties hereby agree as follows:

SECTION 1.                DEFINITIONS

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Act:  The Securities Act of 1933, as amended.

                 Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                 Broker-Dealer Transfer Restricted Securities: Series B Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

                 Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                 Closing Date:  The date hereof.

                 Commission:  The Securities and Exchange Commission.

                 Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer





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Registration Statement relating to the Series B Notes to be issued in the
Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

                 Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date.

                 Effectiveness Target Date:  As defined in Section 5.

                 Exchange Act: The Securities Exchange Act of 1934, as amended.

                 Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                 Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                 Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act.

                 Holders:  As defined in Section 2 hereof.

                 Indenture: The Indenture, dated the Closing Date, between the Company, the Guarantors and American Bank National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                 Interest Payment Date: As defined in the Indenture and the Notes.

                 NASD:  National Association of Securities Dealers, Inc.

                 Notes:  The Series A Notes and the Series B Notes.

                 Offering Memorandum: The final offering memorandum, dated March 7, 1996, relating to the Company and Units consisting of the Series A Notes and Warrants to purchase Common Stock of the Company.

                 Person: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.





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                 Preliminary Offering Memorandum:  The preliminary offering memorandum, dated February 15, 1996, relating to the Company and Units consisting of the Series A Notes and Warrants to purchase Common Stock of the Company.

                 Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 Registration Default:  As defined in Section 5 hereof.

                 Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                 Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

                 Series B Notes: The Company's 11 1/2% Series B Senior Subordinated Notes due 2006 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Notes covered by a Shelf Registration Statement, in exchange for such Series A Notes.

                 Shelf Registration Statement:  As defined in Section 4 hereof.

                 TIA:     The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa-77bbbb), as in effect on the date of the Indenture.

                 Transfer Restricted Securities: Each Note until the earliest to occur of (i) the date on which such Note is exchanged by a person other than a Broker-Dealer for a Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note is effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.

                 Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.                HOLDERS

                 A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.





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SECTION 3.                REGISTERED EXCHANGE OFFER

                 (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer-Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

                 (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

                 (c)      The Company shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Series A Notes (other than Transfer Restricted Securities acquired directly from the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                 The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to





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the extent necessary to ensure that it is available for sales of Broker-Dealer
Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 365 days from the date on which the Exchange Offer Registration Statement is declared effective.

                 The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers upon request at any time during such 365-day period in order to facilitate such sales.


SECTION 4.                SHELF REGISTRATION

                 (a) Shelf Registration. If (i) the Company is not required to file the Exchange Offer Registration Statement with respect to the Series B Notes or permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or
(ii) any Holder of Transfer Restricted Securities notifies the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors shall:

                          (x) cause to be filed on or prior to (1) in the case of a Registration Statement filed pursuant to clause (i) above, 30 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement and (2) in the case of a Registration Statement filed pursuant to clause (ii) above, 30 days after the date on which the Company receives the notice specified in clause (ii) above (and in any event, within 150 days after the Closing Date), a shelf registration statement pursuant to Rule 415 under the Act, (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

                          (y) use their best efforts to cause such Shelf Registration Statement to become effective on or prior to (1) in the case of a Registration Statement filed pursuant to clause (i) above, 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement and (2) in the case of a Registration Statement filed pursuant to clause (ii) above, 90 days after the date on which the Company receives the notice specified in clause (ii) above (and in any event, within 240 days after the Closing
         Date). If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of this clause (y), or on the Effectiveness Target Date as defined in Section 5 below.





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The Company and the Guarantors shall use their best efforts to keep the Shelf
Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the Closing Date.

                 (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 5.                LIQUIDATED DAMAGES

                 If (i) the Company fails to file any of the Registration Statements required by this Agreement on or before the date specified for such filing in this Agreement, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company fails to Consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement without being succeeded within five Business Days by a post effective amendment to such Registration Statement that cures such failure and that is itself declared effective within such five Business Day period (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then commencing on the day following the date on which such Registration Default occurs, the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages in an amount equal to $.05 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities held by such Holder for each week or pro rata for a portion of each week thereof that the Registration Default continues. The amount of liquidated damages payable to each Holder shall increase by an additional $.05 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum of $.50 per week per $1,000 principal amount of Series A Notes constituting Transfer Restricted Securities held by such Holder. All accrued liquidated damages shall be paid to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities (as defined in the Indenture) by mailing checks to their registered addresses by the Company and the





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Guarantors on each Damages Payment Date.  All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 6.                REGISTRATION PROCEDURES

                 (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                          (i) If, following the date hereof there has been published a change in applicable law or Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other reasonable actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution by the Commission staff of such submission.

                          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or





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         508, as applicable, of Regulation S-K if the resales are of Series B
         Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

                          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any of the Guarantors has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

                 (b) Shelf Registration Statement. In connection with the Shelf Registration Statement the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

                 (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

                          (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement





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
         effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                          (iv) furnish to each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;





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                          (v)  promptly prior to the filing of any document
         that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives (and representatives of the Guarantors) available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                          (vi)  make available at reasonable times for
         inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                          (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                          (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                          (ix) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                          (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                          (xi) enter into, and cause the Guarantors to enter into, such agreements (including, unless not required pursuant to Section 10 hereof, an underwriting agreement) and make, and cause the Guarantors to make, such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                          (A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement and to each Restricted Broker-Dealer upon Consummation of the Exchange Offer:

                                  (1)  a certificate, dated the date of
                          effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, signed by (x) the President or any Vice President and (y) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (a), (c) and (d) of
                          Section 10 of the Purchase Agreement and such other matters as the Holders and/or underwriter(s) may reasonably request;

                                  (2)  an opinion, dated the date of
                          effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, of counsel for the Company and the Guarantors, covering (i) due authorization and enforceability of the Notes, (ii) a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantors and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) such other matters of the type customarily covered in opinions of counsel for an issuer in connection with similar securities offerings, as may reasonably be requested by such parties. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, statistical and accounting data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                  (3)  a customary comfort letter, dated as of
                          the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's and the Guarantors' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 10(h) of the Purchase Agreement, without exception;

                          (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section 8; and

                          (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this clause (xi), if any.

                 The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Guarantors shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any of the Guarantors shall be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where they are not now so subject;

                          (xiii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                          (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                          (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                          (xvi) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                          (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                          (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                          (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and cause the Guarantors to execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                          (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Notes or the managing underwriter(s), if any; and

                          (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

                 (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.


SECTION 7.                REGISTRATION EXPENSES

                 (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD));
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes on a national exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                 (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


SECTION 8.                INDEMNIFICATION

                 The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Holders and each person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or judgments arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of such Holder expressly for use therein and (ii) the right of any Holder to be indemnified and held harmless under this Section 8 with respect to a preliminary Prospectus shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased Transfer Restricted Securities (or any person who controls such Holder within the meaning of the Act) if (A) the Prospectus (as then amended or supplemented if the Company or any of the Guarantors shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person (if required by law so to have been delivered) at or prior to the written confirmation of the sale of Transfer Restricted Securities to such person and (B) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, provided that the application of this clause (ii) shall be conditioned upon proof, sustained by the Company or any of the Guarantors, that the Prospectus (as so amended or supplemented) was not so sent or given by or on behalf of such Holder.

                 (a) In case any action shall be brought against the Holders or any person controlling the Holders, based upon the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Guarantor, the Holders shall promptly notify the Company or such Guarantor in writing and the Company or such Guarantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Holders or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Holders or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or such Guarantor, (ii) the Company or such Guarantor shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Holders or such controlling person and the Company or such Guarantor and the Holders or such controlling person shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or such Guarantor (in which case the Company or such Guarantor shall not have the right to assume the defense of such action on behalf of the Holders or such controlling person, it being understood, however, that the Company or such Guarantor shall not, in connection with such action or similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Holders and all such controlling persons and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor any Guarantor shall be liable for any settlement of any such action effected without its written consent but if settled with its written consent, the Company or such Guarantor agrees to indemnify and hold harmless the Holders and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (b) The Holders agree, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, their directors, their officers and any person controlling the Company or the Guarantors, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Holders, but only with respect to information relating to the Holders furnished in writing to the Company by the Holders expressly for use in the Registration Statement or the Prospectus. In case any action shall be brought against the Company, the Guarantors, any of their directors, any such officer or any person controlling the Company or the Guarantors based on the Registration Statement and the Prospectus and in respect of which indemnity may be sought against the Holders, the Holders shall have the rights and duties given to the Company and the Guarantors (except that the Holders may but shall not be required to assume the defense thereof), and the Company, the Guarantors, any of their directors, any such officers and any person controlling the Company or the Guarantors shall have the rights and duties given to the Holders, by Section 8(a) hereof.

                 (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand from the offering of the Series A Notes and any such Holder from its sale of the Series A Notes on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors and the Holders shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company and the Guarantors, and the total proceeds received by such Holder upon its sale of the Series A Notes, respectively. The relative fault of the Company, the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Guarantors or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Guarantors, and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Holders shall not be required to contribute any amount in excess of the amount received by such Holder with respect to the sale of its Notes which exceeds the sum of (A) the amount paid by such Holder for such Notes plus
(B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective amount of Series A Notes purchased by each of the Holders hereunder and not joint.

                 (d) Each of the Company and the Guarantors hereby designates CT Corporation Systems, New York, New York, a Delaware corporation, as its authorized agent, upon which process maybe served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by the Holders or person controlling the Holders asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each of the Company and the Guarantors will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company or any Guarantor at the address for notices specified in Section 12(e) hereof.

                 (e) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

SECTION 9.                        RULE 144A

                 The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.               UNDERWRITTEN REGISTRATIONS

                 The Holders of Transfer Restricted Securities may elect to sell their Transfer Restricted Securities pursuant to one or more Underwritten Registrations; provided, however, that in no event shall any Holder commence any such Underwritten Registration if a period of less than 180 days has elapsed since the Consummation of the most recent Underwritten Registration hereunder; and provided further that in no event shall the Holders effect more than three such Underwritten Registrations hereunder. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 11.               SELECTION OF UNDERWRITERS

                 In any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 12.               MISCELLANEOUS

                 (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                 (c) Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                 (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                 (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                          (ii)    if to the Company or the Guarantors:

                                  Exide Electronics Group, Inc. 8609 Six Forks Road Raleigh, NC 27615 Telecopier No.: (919) 870-3100 Attention: General Counsel

                                  With a copy to:

                                  Smith Helms Mulliss & Moore, L.L.P. 316 West Edenton Street P.O. Box 27525 Raleigh, NC 27611-7525 Telecopier No.: (919) 828-7938
                                  Attention:  Brad S. Markoff, Esq.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                 (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature Page Follows]

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                       EXIDE ELECTRONICS GROUP, INC.

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President, Chief Financial Officer,
                                  Treasurer and Assistant Secretary

                       EXIDE ELECTRONICS CORPORATION

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President, Chief Financial Officer,
                                  Treasurer and Assistant Secretary

                       EXIDE ELECTRONICS INTERNATIONAL CORP.

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President, Treasurer and
                                  Assistant Secretary

                       INTERNATIONAL POWER MACHINES CORPORATION

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President - Finance

                       LECTRO PRODUCTS, INC.

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President and Chief Financial Officer

                       DELTEC POWER SYSTEMS, INC.

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Senior Vice President, Chief Financial Officer
                                  and Assistant Secretary

                       DATATRAX ACQUISITION CORPORATION

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President and Chief Financial
                                  Officer

                       EXIDE ELECTRONICS USA HOLDINGS CORP.

                       By: /s/ Marty R. Kittrell
                           ------------------------------
                           Name:  Marty R. Kittrell
                           Title: Vice President and Chief Financial
                                  Officer

                              DELTEC ELECTRONICS CORP.

                              By: /s/ Marty R. Kittrell
                                  ------------------------------
                                  Name:  Marty R. Kittrell
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Assistant Secretary

                              LORTEC POWER SYSTEMS, INC.

                              By: /s/ Marty R. Kittrell
                                  ------------------------------
                                  Name:  Marty R. Kittrell
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Assistant Secretary


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.,
NATIONSBANC CAPITAL MARKETS, INC.

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:  /s/ Robert B. Moon
     ------------------------------
     Name:  Robert B. Moon
     Title: Vice President